Exhibit 23(m)(1)


                    DISTRIBUTION PLAN FOR THE SALE OF SHARES
                                       OF
                      THE FLEX-FUNDS THE GROWTH MUTUAL FUND

1.   OBJECTIVE:

     The objective of the Plan is the sale of Fund shares, as this will bring economies of scale, diversification of investment, and cash receipts with which to pay expenses and the proceeds of Share redemptions.

2.   METHODS:

     The following methods are permitted under this Plan:

          1.   Payment of incentives in the form of commissions and fees;

          2.   Advertising;

          3.   The services of public relations consultants; and

          4.   Direct solicitation.

3.   MAXIMUM EXPENDITURES.

     The Fund may expend as much as, but not more than, 25/100 of 1% of its average net assets annually pursuant to this Plan.

4.   Expense Categories.

     Expenditures pursuant to this Plan may be for any one or more of the following:

          a.   As compensation to securities brokers and dealers for selling
               Shares.

          b. As compensation to securities brokers and dealers, accountants, attorneys, investment advisers, pension actuaries, and service organizations, for services rendered by them to their clients in reviewing the Fund's prospectuses and other selling materials, in reviewing the various plans or programs offered by the Fund and in explaining or interpreting any of the foregoing to their clients.

          c. For the costs of advertising in newspapers, magazines or other periodicals, or on radio or television.

          d. For the costs of telephone, mail, or other direct solicitation of prospective investors and of responding to inquiries, including the cost of telephone service, both regular and Watts lines, as well as the compensation of persons who do the soliciting or respond to the inquiries.

          e. For preparing and printing prospectuses and other selling materials, and the cost of distribution, including postage.

          f. For reimbursement of travel, entertainment and like expenditures made by the Trustees, or their Agents, or any of them, in promoting the Fund and its investment objectives and policies.

          g.   The fees of public relations consultants.

     Each person who may hereafter be authorized by the Trustees to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

5.   COMPENSATION BASED ON SALES.

     Payments of compensation pursuant to 4(a) and 4(b), above, may be made with or without reference to the sums invested by customers or clients of the broker-dealer, or the attorney, investment adviser, accountant, pension actuary or service organization, as determined by the Trustees; provided, however, the Trustees shall determine the basis of payment from time to time and shall describe the basis for payment in the Fund's then current prospectus.

6.   COMPENSATION BASED ON ASSETS REMAINING.

     Payments of compensation pursuant to 4(a) and 4(b) may be based in whole or in part on the amount of money attributable to the payee as a source, and which shall remain invested in the Fund over one or more periods of time - as for example, all funds attributable to sales by a particular broker dealer as of the end of a month or a year; provided, however, that the Trustees shall determine the basis for computing such compensation from time to time and shall describe such basis for payment in the Fund's then current prospectus.

7.   FURTHER ACTION REQUIRED.

     This Plan shall be implemented by means of further resolutions of the Trustees specifying which of the methods authorized in Paragraph 4 shall be employed in an effort to encourage sales of Shares, and the amount authorized to be expended. In considering whether the Fund should implement or continue the Plan, the Trustees shall request and evaluate, and any person who is, or is proposed to be, a party to any agreement with the Trust, shall furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or the agreement should be implemented or continued. In fulfilling their duties under this paragraph, the Trustees shall consider and give appropriate weight to all pertinent factors, and minutes describing the factors considered and the basis for the decision to use Trust assets for distribution pursuant to this Plan shall be made and preserved in accordance with the provisions of Rule 12(b)-1. All agreements made with any person relating to implementation of this Plan must be in writing, and must provide for automatic termination in the event of assignment. No accrual of expenses authorized by this Plan shall be made until a further resolution of the Trustees shall have been adopted.

8.   AMENDMENTS.

     This Plan may not be amended to increase materially the amount to be spent for distribution without approval by a majority of the shareholders of the Fund, and all material amendments of the Plan must be first approved by the Fund's Trustees including a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such amendment.

9.   ANNUAL APPROVAL REQUIRED.

     This Plan and any related agreements are subject to annual approval by the Board of Trustees of the Fund and by a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such Plan or such agreements. This Plan and any such agreement shall continue in effect for a period of more then one (1) year from the date of its execution or adoption, only so long as such continuance is specifically approved at least annually in the manner just stated.

10.  TERMINATION.

     This Plan and any agreement related to this Plan are terminable at any time without the payment of any penalty, by vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by a majority of the outstanding voting securities of the Trust. In the case of any agreement related to this Plan, not more than sixty (60) days' written notice to any party to the agreement shall be required.

11.  SHAREHOLDER APPROVAL REQUIRED.

     This Plan shall take effect only upon its approval by a majority of the shareholders of the Fund, and the date of such approval shall be considered its date of execution or adoption.

12.  SELECTION AND NOMINATION OF CERTAIN TRUSTEES.

     So long as this Plan remains in effect, the selection and nomination of those Trustees who are not "interested persons" of the Fund is hereby committed to the discretion of the Trustees who are not "interested persons" of the Fund.

                                Exhibit 23(m)(2)


                    DISTRIBUTION PLAN FOR THE SALE OF SHARES
                                       OF
                THE FLEX-FUNDS THE AGGRESSIVE GROWTH MUTUAL FUND


1.   OBJECTIVE:

     The objective of the Plan is the sale of Fund shares, as this will bring economies of scale, diversification of investment, and cash receipts with which to pay expenses and the proceeds of Share redemptions.

2.   METHODS:

     The following methods are permitted under this Plan:

          1.   Payment of incentives in the form of commissions and fees;

          2.   Advertising;

          3.   The services of public relations consultants; and

          4.   Direct solicitation.

3.   MAXIMUM EXPENDITURES.

     The Fund may expend as much as, but not more than, 25/100 of 1% of its average net assets annually pursuant to this Plan.

4.   Expense Categories.

     Expenditures pursuant to this Plan may be for any one or more of the following:

          a.   As compensation to securities brokers and dealers for selling
               Shares.

          b. As compensation to securities brokers and dealers, accountants, attorneys, investment advisers, pension actuaries, and service organizations, for services rendered by them to their clients in reviewing the Fund's prospectuses and other selling materials, in reviewing the various plans or programs offered by the Fund and in explaining or interpreting any of the foregoing to their clients.

          c. For the costs of advertising in newspapers, magazines or other periodicals, or on radio or television.

          d. For the costs of telephone, mail, or other direct solicitation of prospective investors and of responding to inquiries, including the cost of telephone service, both regular and Watts lines, as well as the compensation of persons who do the soliciting or respond to the inquiries.

          e. For preparing and printing prospectuses and other selling materials, and the cost of distribution, including postage.

          f. For reimbursement of travel, entertainment and like expenditures made by the Trustees, or their Agents, or any of them, in promoting the Fund and its investment objectives and policies.

          g.   The fees of public relations consultants.

     Each person who may hereafter be authorized by the Trustees to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

5.   COMPENSATION BASED ON SALES.

     Payments of compensation pursuant to 4(a) and 4(b), above, may be made with or without reference to the sums invested by customers or clients of the broker-dealer, or the attorney, investment adviser, accountant, pension actuary or service organization, as determined by the Trustees; provided, however, the Trustees shall determine the basis of payment from time to time and shall describe the basis for payment in the Fund's then current prospectus.

6.   COMPENSATION BASED ON ASSETS REMAINING.

     Payments of compensation pursuant to 4(a) and 4(b) may be based in whole or in part on the amount of money attributable to the payee as a source, and which shall remain invested in the Fund over one or more periods of time - as for example, all funds attributable to sales by a particular broker dealer as of the end of a month or a year; provided, however, that the Trustees shall determine the basis for computing such compensation from time to time and shall describe such basis for payment in the Fund's then current prospectus.

7.   FURTHER ACTION REQUIRED.

     This Plan shall be implemented by means of further resolutions of the Trustees specifying which of the methods authorized in Paragraph 4 shall be employed in an effort to encourage sales of Shares, and the amount authorized to be expended. In considering whether the Fund should implement or continue the Plan, the Trustees shall request and evaluate, and any person who is, or is proposed to be, a party to any agreement with the Trust, shall furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or the agreement should be implemented or continued. In fulfilling their duties under this paragraph, the Trustees shall consider and give appropriate weight to all pertinent factors, and minutes describing the factors considered and the basis for the decision to use Trust assets for distribution pursuant to this Plan shall be made and preserved in accordance with the provisions of Rule 12(b)-1. All agreements made with any person relating to implementation of this Plan must be in writing, and must provide for automatic termination in the event of assignment. No accrual of expenses authorized by this Plan shall be made until a further resolution of the Trustees shall have been adopted.

8.   AMENDMENTS.

     This Plan may not be amended to increase materially the amount to be spent for distribution without approval by a majority of the shareholders of the Fund, and all material amendments of the Plan must be first approved by the Fund's Trustees including a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such amendment.

9.   ANNUAL APPROVAL REQUIRED.

     This Plan and any related agreements are subject to annual approval by the Board of Trustees of the Fund and by a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such Plan or such agreements. This Plan and any such agreement shall continue in effect for a period of more then one (1) year from the date of its execution or adoption, only so long as such continuance is specifically approved at least annually in the manner just stated.

10.  TERMINATION.

     This Plan and any agreement related to this Plan are terminable at any time without the payment of any penalty, by vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by a majority of the outstanding voting securities of the Trust. In the case of any agreement related to this Plan, not more than sixty (60) days' written notice to any party to the agreement shall be required.

11.  SHAREHOLDER APPROVAL REQUIRED.

     This Plan shall take effect only upon its approval by a majority of the shareholders of the Fund, and the date of such approval shall be considered its date of execution or adoption.

12.  SELECTION AND NOMINATION OF CERTAIN TRUSTEES.

     So long as this Plan remains in effect, the selection and nomination of those Trustees who are not "interested persons" of the Fund is hereby committed to the discretion of the Trustees who are not "interested persons" of the Fund.